Exhibit 10.5

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into as of 12:01 a.m. on May 6, 2013 by and between HEARTH & HOME OF VANDALIA, INC., an Ohio corporation (“Assignor”), and H & H OF VANDALIA LLC, an Ohio limited liability company (“Assignee”).

WITNESSETH:

WHEREAS, Assignor and Assignee are parties to that certain Agreement of Sale, dated as of October 11, 2012, as amended from time to time and assigned (as so amended and assigned, the “Purchase Agreement”), for certain facilities described therein; and

WHEREAS, Assignor and Assignee are entering into this Agreement in connection with the closing of the transactions contemplated by the Purchase Agreement and, in particular, with respect to that certain assisted living facility commonly known as “Hearth & Home of Vandalia” located at 55 Great Hill Drive, Vandalia, Ohio;

NOW, THEREFORE, in accordance with the terms and provisions of the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Assignor and Assignee hereby agree as follows:

1.             Capitalized Terms.  Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

2.             Assignment and Assumption.  Assignor hereby assigns to Assignee all of Assignor’s right, title and interest (if any) in and to the Resident Trust Funds and the Assumed Service Contracts identified on Schedule 1 attached hereto (collectively, the “Subject Property”); provided, however, Assignor shall retain whatever right, title or interest it may have in any unpaid accounts receivable with respect to the foregoing which relate to periods ending on or before the date hereof.  Assignee hereby assumes from the Assignor all of the Assignor’s obligations under the Subject Property to the extent arising from and after the date hereof (including, without limitation, any such obligations arising pursuant to applicable law).  Assignee hereby agrees to pay, perform and observe all of such obligations arising under or in connection with the Subject Property to the extent arising from and after the date hereof.

3.             Indemnifications.

(a)           Assignor shall indemnify and defend and hold harmless Assignee from and against all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, arising under the Subject Property to the extent related to periods prior to the date hereof.

(b)           Assignee shall indemnify and defend and hold harmless Assignor from and against all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, arising under the Subject Property to the extent related to periods from and after the date hereof.

4.             Purchase Agreement Controls.  Nothing in this Agreement shall supersede, enlarge or modify any provision of the Purchase Agreement and to the extent of any conflict between this Agreement and the Purchase Agreement, the Purchase Agreement shall govern.

5.             Successors and Assigns.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors in interest and assigns.

6.             Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be construed together as a single instrument.

7.             Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio.

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ASSIGNMENT AND ASSUMPTION AGREEMENT

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Agreement under seal as of the day and year first hereinabove written.

ASSIGNOR:

HEARTH & HOME OF VANDALIA, INC.

By:	/s/ Boyd P. Gentry
Boyd P. Gentry, President and CEO

ASSIGNMENT AND ASSUMPTION AGREEMENT

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Agreement under seal as of the day and year first hereinabove written.

ASSIGNEE:

H & H OF VANDALIA LLC

By: CHP ACQUISITION COMPANY LLC, its Manager

By:	/s/ Roger C. Vincent
Roger C. Vincent, Manager